INNOSPEC DETAILS NEW BUSINESS STRUCTURE AND STRATEGY IN INVESTOR PRESENTATION

NEWARK, DELAWARE, February 10, 2006 -- Innospec Inc. (NYSE: IOP) has created an investor presentation that outlines its future plans and new strategic direction to the investment markets, following the announcement on January 30, 2006 that Octel Corp. has changed its name to Innospec. A complete copy of the presentation is available for download on Innospec's website at www.innospecinc.com.

In the presentation, Innospec's senior management outline the thinking behind the new brand, the company's goals and strategic direction, together with a review of the financial position going forward.

Paul Jennings, President and Chief Executive Officer of Innospec, explains how the new identity is a better reflection of the business today and represents a fresh beginning for the company.

"The company's mission is to be recognized, in our chosen markets, as the leading provider of innovative specialty chemical solutions, delivering value to our customers and shareholders," said Paul Jennings.

In the presentation, he gives an overview of Innospec's Fuel Specialties, Performance Chemicals and Octane Additives businesses and how they fit together to form a global specialty chemicals company. "We expect to increase shareholder value through improved financial performance in our Specialty Chemicals businesses, increased visibility and education to the markets about the company and improved capital management."

  Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions.

  Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in the plastics, paper and fungicides and in the metal plating and oil industries.

  Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL). The management team has a clear strategy in place to ensure the Company maximizes shareholder value from TEL supply while monitoring and reducing production in line with global demand.

Jim Lawler, Executive Vice President and Chief Financial Officer, provides information on the financial performance in 2005 and the financial priorities for Innospec going forward. In summary, he said: "A fit for purpose infrastructure and financing arrangement is now secure and we know our current core businesses are capable of growth. We can look forward to margin improvement and capitalizing on opportunities in the US and Asia-Pacific."

Patrick Williams, Executive Vice President and President Fuel Specialties, provides investors with a description of each of Innospec's core business areas. He explains what products each business currently manufactures, key trends in their markets and the opportunities for growth in 2006. "We have a clear strategy and operating model in place for each business and we understand the key drivers behind a successful implementation of our plans."

Paul Jennings concluded: "Innospec is now the new holding company for three dynamic businesses. There are major opportunities in Fuel Specialties, Performance Chemicals and Octane Additives. By moving forward as one business we can maximize profits and shareholder value. We are a business with a clear market focus."

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.